Exhibit 99.1
QUIDELORTHO ANNOUNCES SEPARATION OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER ROLES
Lead Independent Director Kenneth F. Buechler, PhD, appointed non-executive Chairman
Douglas Bryant to continue as Chief Executive Officer and Director; Assumes role as President

December 12, 2022

SAN DIEGO, CA — QuidelOrtho Corporation (Nasdaq: QDEL) (“QuidelOrtho” or the “Company”), a global provider of innovative in vitro diagnostic (IVD) technologies designed for point-of-care settings, clinical labs and transfusion medicine, announced today that its Board of Directors (the “Board”) has appointed Dr. Kenneth F. Buechler, Lead Independent Director, to non-executive Chairman, effective December 11, 2022. The separation of the Chairman and Chief Executive Officer roles is a key step toward strengthening the Company’s governance practices and will facilitate the right balance between strong and consistent Company leadership and independent oversight by the Board. The Board also appointed Douglas Bryant to serve as President, in addition to Mr. Bryant’s current role as Chief Executive Officer and a member of the Board.
“On behalf of the Board, I want to thank Doug for his leadership as both Chairman and Chief Executive Officer and the strong execution of the transformational combination of Quidel Corporation and Ortho Clinical Diagnostics,” said Dr. Buechler, Chairman of the Board. “Doug has exceeded our expectations in integrating the Company while helping the commercial team maintain its near-term execution goals. As we look to the future, the Company has a significant opportunity to solidify its position as a leader in the IVD market and play a key role in meaningfully improving the global trajectory of human health.”
“I have had the pleasure of working closely with Ken for many years and I am pleased that I will continue to benefit from his guidance and insights moving forward. He brings strategic oversight combined with a wealth of leadership and scientific industry expertise to our Board,” said Mr. Bryant, President and Chief Executive Officer of QuidelOrtho. “With QuidelOrtho at the forefront of developing disease-specific biomarkers and tests, expanding centralized and point-of-care testing, changing the technological landscape with automation, and delivering strong performance across all business units, this is the right time for steadfast focus on executing on our strategic priorities and transforming the power of diagnostics into a healthier future for all.”
Additionally, Robert J. Bujarski, Chief Operating Officer, and Michael S. Iskra, Chief Commercial Officer, have both been appointed to the newly created Executive Vice President roles, in addition to serving in their existing leadership roles. “With the exceptional leadership provided by Rob, Mike and our entire executive team, we have never been more confident in the strategic positioning of the Company to benefit from key market trends, the accelerating demand for diagnostic insights and the rapidly evolving IVD market,” concluded Mr. Bryant. View QuidelOrtho’s executive team here.
Dr. Buechler has over 35 years of diagnostic industry expertise and several board roles. In November 2007, he was appointed to the board of directors of Quidel Corporation (“Quidel”) and prior to the combination with Ortho Clinical Diagnostics served as Quidel’s Chairman since August 2015. Dr. Buechler was previously the co-founder of and held several scientific and research executive roles at Biosite Inc. from 1988 until its acquisition by Alere Inc. in 2007. Prior to co-founding Biosite, Dr. Buechler was a senior research scientist for the diagnostics research and development group at Hybritech Incorporated.

###

About QuidelOrtho Corporation

QuidelOrtho Corporation (Nasdaq: QDEL) unites the power of Quidel Corporation and Ortho Clinical Diagnostics behind a shared mission of developing and manufacturing innovative technologies that raise the performance of diagnostic testing and create better patient outcomes across the entire healthcare continuum.

Ranked among the world’s largest in vitro diagnostics (IVD) providers with more than 120 years of collective experience, we combine industry-leading expertise in immunoassay and molecular testing with a global footprint in clinical labs and transfusion medicine.
Our Company’s comprehensive product portfolio delivers accuracy, speed, automation and access, providing critical information when and where it is needed most. Inspired by a spirit of service, QuidelOrtho is committed to enhancing the well-being of people worldwide and happy in the knowledge we are making a difference. For more information, please visit www.quidelortho.com.
Source: QuidelOrtho Corporation

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this press release by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, QuidelOrtho’s future plans, objectives, strategies, expectations and intentions, and other statements that are not historical facts. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of today and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth or implied in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth or implied in the forward-looking statements: the challenges and costs of integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the business of QuidelOrtho generally. Additional risks and factors are identified under “Risk Factors” in QuidelOrtho’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2022, and subsequent reports filed with the Commission.

You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. QuidelOrtho has no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date hereof.

Investor Contact:
Bryan Brokmeier, CFA
IR@Quidel.com

Media Contact
media@Quidel.com